EXHIBIT 5

                          Jones, Walker,
                       Waechter, Poitevent,
                    Carrere & Denegre, L.L.P.


                                   February 7, 1996

          Avondale Industries, Inc.
          5100 River Road
          Avondale, Louisiana 70094

          Dear Sirs:

               We  have  acted  as  your  counsel  in  connection  with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on the date hereof pursuant to Rule 462(b), with respect to the offer by Avondale Industries, Inc. Employee Stock Ownership Plan (the "Selling Shareholder"), as described therein, of up to 131,100 shares of Common Stock, $1.00 par value per share (the "Shares"). In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

               Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                        Very truly yours,


                                        /s/ Jones, Walker, Waechter,
                                          Poitevent, Carrere & Denegre, L.L.P.

                                        JONES, WALKER, WAECHTER,
                                        POITEVENT, CARRERE & DENEGRE, L.L.P.